UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report  (Date of earliest event reported): October 24, 1997

                       Merit Behavioral Care Corporation
             (Exact Name of Registrant as Specified in Charter)

                                   Delaware
            (State or Other Jurisdiction of Incorporation)


33-80987                                                 22-3236927
(Commission                                            (IRS Employer
File Number)                                        Identification No.)


                 One Maynard Drive, Park Ridge, New Jersey    07656
               (Address of Principal Executive Offices)    (Zip Code)

                                (201) 391-8700
           (Registrant's telephone number, including area code)

                                    N/A
        (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

On October 24, 1997, Merit Behavioral Care Corporation ("Merit") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which a wholly owned subsidiary of Magellan Health Services, Inc. ("Magellan") will merge with and into Merit (the "Merger"). Pursuant to the Merger, Merit will become a wholly owned subsidiary of Magellan.

Pursuant to the Agreement, holders of Merit's outstanding shares of common stock and other equity interests will receive in the aggregate approximately $460 million in cash, subject to certain adjustments set forth in the Agreement. Magellan will also refinance Merit's existing debt, including its $100 million of 11 1/2% senior subordinated notes due 2005. The Merger is subject to certain conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt by Magellan of financing for the Merger.

A copy of the Agreement and the press release issued by Merit and Magellan announcing the execution of the Agreement are attached as exhibits.

 ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

                  (a)      Financial Statements of Business Acquired.

                           Not Applicable.

                  (b)      Pro Forma Financial Information.

                           Not Applicable.

                  (c)      Exhibits.

The following exhibit is filed with this Report on Form 8-K.

Regulation S-K
Exhibit Number                     Exhibit

10.1 Agreement and Plan of Merger, dated as of October 24, 1997, among Merit Behavioral Care Corporation, Magellan Health Services, Inc. and MBC Merger Corporation.

99.1                               Press release dated October 27, 1997.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        MERIT BEHAVIORAL CARE CORPORATION


                                       /s/ John A. Budnick
                                       ------------------------------------

                                        John A. Budnick
                                        Chief Financial Officer


Date: October 29, 1997